SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, the Registrant certifies that it meets all of the requirements for effectiveness of this Amendment to the Registration Statement pursuant to Rule 485(b) under the Securities Act of 1933 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York on the 27th day of November, 2007.

DREYFUS INVESTMENT GRADE FUNDS, INC.

BY: /s/ J. David Officer*
J. David Officer, President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/J. David Officer*	President (Principal Executive Officer)	11/27/07
J. David Officer

/s/James Windels*	Treasurer (Principal Financial and	11/27/07
James Windels	Accounting Officer)

/s/Joseph S. DiMartino*	Chairman of the Board of Directors	11/27/07
Joseph S. DiMartino

/s/Clifford L. Alexander*	Director	11/27/07
Clifford L. Alexander

/s/David W. Burke*	Director	11/27/07
David W. Burke

/s/Whitney I. Gerard*	Director	11/27/07
Whitney I. Gerard

/s/George L. Perry*	Director	11/27/07
George L. Perry

*By: /s/Robert R. Mullery
Robert R. Mullery
Attorney-in-Fact